Oasis Midstream Partners LP Announces Quarter Ended June 30, 2019 Earnings

Houston, Texas — August 6, 2019 — Oasis Midstream Partners LP (NYSE: OMP) (“OMP” or the “Partnership”) today announced financial and operating results for the second quarter of 2019.

2Q 2019 Highlights:

•Declared the quarterly cash distribution of $0.49 per unit, an approximate 5% increase from 1Q 2019.
•Net income was $49.0 million and net cash from operating activities was $56.0 million.
•Delivered $61.9 million of Adjusted EBITDA(1) and $36.1 million of net Adjusted EBITDA to the Partnership(1).
•Generated $28.8 million of DCF(1), resulting in distribution coverage of 1.7x.
•Experienced operational downtime at the Wild Basin gas processing complex, which was fully restored beginning mid-July. Crude oil and natural gas volumes were adversely impacted by the downtime, resulting in lower than anticipated Adjusted EBITDA, DCF and distribution coverage. Adjusting for downtime, OMP would have realized distribution coverage of approximately 1.9x.
•Exceeded guidance related to water service volumes. Volumes increased 13% from 2Q 2018 to 52.4 MBowpd in Bobcat DevCo and 3% from 2Q 2018 to 143.7 MBowpd in Beartooth DevCo.
•Increased third-party natural gas volumes in Bighorn DevCo by approximately 94% from 1Q 2019 to 59.3 MMscfpd (30% of total natural gas volumes of 201.6 MMscfpd).

(1) Non-GAAP measure. See “Non-GAAP Financial Measures” below for definitions of all non-GAAP measures included herein and reconciliations to the most directly comparable measures under United States generally accepted accounting principles (“GAAP”).

“Oasis Midstream Partners remains on track to deliver our targeted 20% annual growth in distributions per unit while simultaneously increasing coverage in coming quarters,” said Taylor Reid, Chief Executive Officer of OMP. “We successfully delivered a strong second quarter performance, despite operational downtime at our gas complex. Our resilient financial results highlight the strength and diversity of our portfolio, with strong performance in most commodities offsetting transitory weakness in natural gas. Our coverage outlook remains strong and on track to range from 1.9x to 2.0x exiting 2019. We are ahead of schedule on most infrastructure projects and we continue to build out our Panther DevCo, which will support growth for years to come while maintaining strong coverage.”

Outlook Update

•Estimate 2019 Adjusted EBITDA, net to the Partnership, to be $154 million to $161 million, including 2Q 2019 performance.
•Estimate gross Adjusted EBITDA by DevCo in 2019 – Bighorn DevCo: $74 million to $76 million, Bobcat DevCo: $124 million to $127 million, Beartooth DevCo: $61 million to $64 million, and Panther DevCo: $1 million to $3 million.
•Panther DevCo is expected to be assigned to OMP by September 1, 2019.
•Anticipate distribution coverage for 3Q 2019 of 1.8x to 1.9x and 4Q 2019 of 1.9x to 2.0x, unchanged from last update.
•Updated 2019 CapEx plan to a range of $203 million to $214 million, net to OMP. Incremental spending primarily relates to capturing third-party business, incremental plant costs, and an acceleration of certain gathering infrastructure from 2020 to 2019. CapEx in 3Q 2019 is expected to increase compared to 2Q 2019 with the closing of the Panther DevCo assignment.
•Expect maintenance CapEx for full year 2019 to range between 6% of Adjusted EBITDA and 8% of Adjusted EBITDA, with 3Q 2019 around 10% of Adjusted EBITDA.
•OMP continues to pursue incremental third-party business in both the Williston and Delaware basins.

Operational and Financial Update
The following table presents select operational and financial data for the periods presented:

	Three Months Ended June 30, 2019
	OMP Ownership(1)	Gross	Net
		(In millions)
Bighorn DevCo
Operating income	100%	$13.1	$13.1
Depreciation and amortization	100%	3.0	3.0
Total CapEx	100%	5.8	5.8
Bobcat DevCo
Operating income	32.5%	$26.0	$7.6
Depreciation and amortization	32.5%	3.2	1.0
Total CapEx(2)	32.5%	63.7	60.0
Beartooth DevCo
Operating income	70%	$15.0	$10.5
Depreciation and amortization	70%	2.4	1.6
Total CapEx	70%	7.0	4.9
Total OMP
DevCo operating income		$54.1	$31.2
Public company expenses		0.8	0.8
Partnership operating income		53.3	30.4
Depreciation and amortization		8.6	5.6
Equity-based compensation expense		0.1	0.1
Capitalized interest		0.2	0.2
Total CapEx(3)		76.7	70.9
Maintenance CapEx		7.2	3.2
Expansion CapEx		69.5	67.7
__________________
(1) Represents OMP’s ownership in each DevCo as of June 30, 2019.
(2) Pursuant to the 2019 Capital Expenditures Arrangement, OMP is funding up to $80.0 million of expansion capital expenditures to Bobcat DevCo that Oasis Petroleum would otherwise be required to contribute to Bobcat DevCo during the 2019 calendar year. See "2019 Capital Expenditures Arrangement" below.
(3) Includes capitalized interest recorded on OMP Operating LLC of $0.2 million for the three months ended June 30, 2019.

The following table shows actual volumes for the second quarter of 2019, provides volumes guidance for the third quarter of 2019 and updates volumes guidance for the full year 2019:

	Metric	2Q19 Actual	3Q19 Guidance	FY19 Guidance
Bighorn DevCo
Crude oil service volumes	MBopd	51.8	43 - 48	46 - 49
Natural gas service volumes	MMscfpd	201.6	220 - 235	215 - 225
Bobcat DevCo
Crude oil service volumes	MBopd	41.3	38 - 43	39 - 42
Natural gas service volumes	MMscfpd	241.7	270 - 290	260 - 270
Water service volumes	MBowpd	52.4	47 - 50	49 - 52
Beartooth DevCo
Water service volumes	MBowpd	143.7	110 - 120	120 - 130

2019 Capital Expenditures Arrangement

On February 22, 2019, the Partnership entered into a capital expenditures arrangement with Oasis Petroleum (the “2019 Capital Expenditures Arrangement”). Pursuant to this arrangement, in exchange for increasing its percentage ownership interest in Bobcat DevCo, the Partnership will cover up to $80.0 million of the capital contributions that Oasis Petroleum would otherwise be required to contribute to Bobcat DevCo during the 2019 calendar year. This arrangement provides an opportunity for the Partnership to increase its scale in an accretive manner while lowering the capital requirements of its sponsor. During the six months ended June 30, 2019, the Partnership made capital contributions to Bobcat DevCo pursuant to the 2019 Capital Expenditures Arrangement of $52.8 million, and the Partnership’s ownership interest in Bobcat DevCo increased from 25% as of December 31, 2018 to 32.5% as of June 30, 2019. The Partnership’s average ownership interest in Bobcat DevCo during the second quarter of 2019 was approximately 31.2%.

Liquidity and CapEx

As of June 30, 2019, the Partnership had cash and cash equivalents of $6.2 million, $408.0 million of borrowings outstanding under its revolving credit facility and an $8.2 million outstanding letter of credit under its revolving credit facility. The Partnership's unused borrowing capacity as of June 30, 2019 was $58.8 million.

Quarterly Distribution

On May 29, 2019, the Partnership paid the quarterly cash distribution of $0.47 per unit related to the first quarter of 2019.
On August 6, 2019, the Board of Directors of the General Partner declared the quarterly cash distribution for the second quarter of 2019 of $0.49 per unit. In addition, the General Partner will receive a cash distribution of $0.5 million attributable to the incentive distribution rights related to the earnings for the second quarter of 2019. These distributions will be payable on August 28, 2019 to unitholders of record as of August 16, 2019.
Qualified Notice

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast and call:

Date:	Wednesday, August 7, 2019
Time:	11:30 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1777/31146
Website:	www.oasismidstream.com
Sell-side analysts with a question may use the following dial-in:

Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	5196987
A recording of the conference call will be available beginning at 1:30 p.m. Central Time on the day of the call and will be available until Wednesday, August 14, 2019 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10133702
The conference call will also be available for replay for approximately 30 days at www.oasismidstream.com.

Contact:
Oasis Midstream Partners LP
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations
Forward-Looking Statements
This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Partnership, including the Partnership’s capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Partnership based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the Partnership’s ability to integrate acquisitions into its existing business, the ability to consummate the Delaware Midstream Opportunity and realize the anticipated benefits therefrom, changes in crude oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in the estimates of proved reserves and forecasted production results of the Partnership’s customers, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Partnership's ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Partnership's business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those expressed in any forward-looking statements.
Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Midstream Partners LP

Oasis Midstream Partners LP is a growth-oriented, fee-based master limited partnership formed by its sponsor, Oasis Petroleum Inc. to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the crude oil and natural gas operations of Oasis Petroleum Inc. and are strategically positioned to capture volumes from other producers. For more information, please visit the Partnership’s website at www.oasismidstream.com.
OASIS MIDSTREAM PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2019	December 31, 2018
	(In thousands, except unit data)
ASSETS
Current assets
Cash and cash equivalents	$6,246	$6,649
Accounts receivable	6,010	2,481
Accounts receivable - Oasis Petroleum	80,088	80,805
Prepaid expenses	1,267	1,418
Other current assets	—	22
Total current assets	93,611	91,375
Property, plant and equipment	1,060,379	933,155
Less: accumulated depreciation and amortization	(80,160)	(62,730)
Total property, plant and equipment, net	980,219	870,425
Operating lease right-of-use assets	3,642	—
Other assets	3,385	2,452
Total assets	$1,080,857	$964,252
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$1,522	$2,180
Accounts payable - Oasis Petroleum	34,873	33,014
Accrued liabilities	56,930	57,657
Accrued interest payable	293	442
Current operating lease liabilities	2,051	—
Other current liabilities	610	—
Total current liabilities	96,279	93,293
Long-term debt	408,000	318,000
Asset retirement obligations	1,564	1,514
Operating lease liabilities	1,597	—
Other liabilities	553	—
Total liabilities	507,993	412,807
Equity
Limited partners
Common units (20,045,196 and 20,029,026 issued and outstanding at June 30, 2019 and December 31, 2018, respectively)	205,009	192,581
Subordinated units (13,750,000 units issued and outstanding at June 30, 2019 and December 31, 2018)	52,233	45,937
General Partner	491	112
Total partners’ equity	257,733	238,630
Non-controlling interests	315,131	312,815
Total equity	572,864	551,445
Total liabilities and equity	$1,080,857	$964,252

OASIS MIDSTREAM PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands, except per unit data)
Revenues
Midstream services – Oasis Petroleum	$71,452	$60,715	$146,314	$118,344
Midstream services – third parties	1,825	663	2,952	957
Product sales – Oasis Petroleum	24,348	3,909	40,000	7,393
Product sales – third parties	19	1,271	29	1,285
Total revenues	97,644	66,558	189,295	127,979
Operating expenses
Costs of product sales	12,022	1,641	20,087	2,761
Operating and maintenance	16,003	14,693	34,853	30,689
Depreciation and amortization	8,562	6,659	17,491	13,023
General and administrative	7,809	5,897	16,529	12,047
Total operating expenses	44,396	28,890	88,960	58,520
Operating income	53,248	37,668	100,335	69,459
Other expense
Interest expense, net of capitalized interest	(4,209)	(183)	(7,957)	(445)
Other expense	(4)	—	(4)	—
Total other expense	(4,213)	(183)	(7,961)	(445)
Net income	49,035	37,485	92,374	69,014
Less: Net income attributable to non-controlling interests	22,837	25,041	44,633	46,616
Net income attributable to Oasis Midstream Partners LP	26,198	12,444	47,741	22,398
Less: Net income attributable to General Partner	491	—	729	—
Net income attributable to limited partners	$25,707	$12,444	$47,012	$22,398
Earnings per limited partner unit
Common units – basic and diluted	$0.76	$0.45	$1.39	$0.81
Weighted average number of limited partner units outstanding
Common units – basic	20,024	13,750	20,020	13,750
Common units – diluted	20,034	13,761	20,037	13,761

Non-GAAP Financial Measures

Cash Interest, Adjusted EBITDA and Distributable Cash Flow are supplemental non-GAAP financial measures that are used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. These non-GAAP financial measures should not be considered in isolation or as a substitute for interest expense, net income (loss), operating income (loss), net cash provided by (used in) operating activities or any other measures prepared under United States generally accepted accounting principles, or GAAP. Because Cash Interest, Adjusted EBITDA and Distributable Cash Flow exclude some but not all items that affect interest expense, net income and net cash provided by operating activities and may vary among companies, the amounts presented may not be comparable to similar metrics of other companies.
Cash Interest

Cash Interest is defined as interest expense plus capitalized interest less amortization of deferred financing costs included in interest expense. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Partnership’s debt, excluding non-cash amortization, and the Partnership’s ability to maintain compliance with its debt covenants.

The following table presents a reconciliation of the GAAP financial measure of interest expense, net of capitalized interest, to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands)
Interest expense, net of capitalized interest	$4,209	$183	$7,957	$445
Capitalized interest	153	1,362	188	2,197
Amortization of deferred financing costs	(226)	(117)	(417)	(233)
Cash Interest	4,136	1,428	7,728	2,409
Less: Cash Interest attributable to non-controlling interests(1)	(3)	—	(5)	—
Cash Interest attributable to Oasis Midstream Partners LP	$4,133	$1,428	$7,723	$2,409
__________________
(1) Amounts represent Cash Interest attributable to non-controlling interests associated with finance leases.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest expense (net of capitalized interest), income taxes, depreciation, amortization, equity-based compensation expenses and other similar non-cash adjustments. Adjusted EBITDA attributable to Oasis Midstream Partners LP is defined as Adjusted EBITDA less Adjusted EBITDA attributable to Oasis Petroleum’s retained interests in two of the Partnership’s DevCos, Bobcat DevCo and Beartooth DevCo. Adjusted EBITDA should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of Adjusted EBITDA provides information useful to investors and analysts for assessing the Partnership’s results of operations, financial performance and the Partnership’s ability to generate cash from its business operations without regard to the Partnership’s financing methods or capital structure, coupled with the Partnership’s ability to maintain compliance with its debt covenants. The GAAP measures most directly comparable to Adjusted EBITDA are net income and net cash provided by operating activities.

Distributable Cash Flow (“DCF”)

DCF is defined as Adjusted EBITDA attributable to Oasis Midstream Partners LP less Cash Interest attributable to Oasis Midstream Partners LP and maintenance capital expenditures attributable to Oasis Midstream Partners LP. DCF should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of DCF provides information useful to investors and analysts for assessing the Partnership’s results of operations, financial performance and the Partnership’s ability to generate cash from its business operations without regard to the Partnership’s financing methods or capital structure, coupled with the Partnership’s ability to make distributions to its unitholders. The GAAP measures most directly comparable to DCF are net income and net cash provided by operating activities.

The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and DCF for the periods presented:

	Three Months Ended June 30,				Six Months Ended June 30,
		2019		2018		2019		2018
	(In thousands)
Net income		$49,035		$37,485		$92,374		$69,014
Depreciation and amortization		8,562		6,659		17,491		13,023
Equity-based compensation expense		100		103		219		166
Interest expense, net of capitalized interest		4,209		183		7,957		445
Adjusted EBITDA		61,906		44,430		118,041		82,648
Less: Adjusted EBITDA attributable to non-controlling interests		25,836		28,015		50,483		52,511
Adjusted EBITDA attributable to Oasis Midstream Partners LP		36,070		16,415		67,558		30,137
Less:
Cash Interest attributable to Oasis Midstream Partners LP		4,133		1,428		7,723		2,409
Maintenance capital expenditures attributable to Oasis Midstream Partners LP		3,167		497		4,834		1,293
Distributable Cash Flow attributable to Oasis Midstream Partners LP		$28,770		$14,490		$55,001		$26,435

Net cash provided by operating activities		$56,043		$41,396		$112,093		$116,147
Interest expense, net of capitalized interest		4,209		183		7,957		445
Changes in working capital		1,880		2,841		(1,592)		(33,840)
Other non-cash adjustments		(226)		10		(417)		(104)
Adjusted EBITDA		61,906		44,430		118,041		82,648
Less: Adjusted EBITDA attributable to non-controlling interests		25,836		28,015		50,483		52,511
Adjusted EBITDA attributable to Oasis Midstream Partners LP		36,070		16,415		67,558		30,137
Less:
Cash Interest attributable to Oasis Midstream Partners LP		4,133		1,428		7,723		2,409
Maintenance capital expenditures attributable to Oasis Midstream Partners LP		3,167		497		4,834		1,293
Distributable Cash Flow attributable to Oasis Midstream Partners LP		$28,770		$14,490		$55,001		$26,435

Distributions declared
Limited partners		$16,560		$11,287		$32,443		$22,090
Incentive distribution rights		491		—		729		—
Total distributions		$17,051		$11,287		$33,172		$22,090

DCF coverage ratio	1.7	x	1.3	x	1.7	x	1.2	x